Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made as of August 17, 2022, by and among Financial Strategies Acquisition Corp., a Delaware corporation (the “Company”), having its principal place of business at 2626 Cole Avenue, Suite 300, Dallas, Texas 75204, and the undersigned subscriber (the “Subscriber”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Subscriber, and the Subscriber desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Subscriber hereby agree as follows:

1. Purchase and Sale.

1.1. Purchase and Issuance of the Securities. Upon the terms and subject to the conditions of this Agreement, the Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Subscriber, on the Closing Date (as defined in Section 1.3) and in consideration of the payment of the Purchase Price (as defined in Section 1.2) (i) an aggregate of 20,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), (ii) warrants registered in the name of the Subscriber to purchase up to 2,000 shares of Class A Common Stock at an exercise price of $11.50 per share, substantially in the form set forth on Exhibit A hereto (the “Private Placement Warrants”), and (iii) a promissory note, duly executed by the Company, in the principal amount of $200,000, bearing interest at 10.0% per annum, substantially in the form set forth on Exhibit B hereto (the “Promissory Note,” and together with the Shares and Private Placement Warrants, the “Securities”). The shares of Class A Common Stock underlying the Private Placement Warrants are hereinafter referred to as the “Warrant Shares.”  This Agreement, together with the Letter Agreement (as defined in Section 2.4), the Promissory Note and the Private Placement Warrants, and all exhibits and schedules thereto and any other documents or agreements executed in connection with the transactions contemplated hereunder, are referred to as the “Transaction Documents.”

1.2. Total Purchase Price. Subscriber shall pay an aggregate of $200,000 (the “Purchase Price”) by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company.

1.3. Additional Subscriber Commitment. Within 5 business days after the Company’s written request, for a period of one year commencing on the date hereof, Subscriber agrees to pay up to an aggregate of $150,000 to the Company (the “Additional Subscription Amount”) in exchange for (i) a promissory note, bearing interest at 10.0% per annum, in the principal amount of up to $150,000, (ii) up to 15,000 shares of Class A Common Stock and (iii) warrants to purchase up to 1,500 shares of Class A Common Stock; each of (i), (ii) and (iii) above shall be issued in substantially the same form as the Securities to be sold on the Closing Date, shall be subject to the same terms, covenants and conditions as set forth herein, and shall be issued to the Subscriber, in each instance, in proportion to the total amount of the Additional Subscription Amount drawn by the Company at such time.

1.4. Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the closing of the sale of the Securities (the “Closing”) shall occur at the offices of Haynes and Boone,

LLP or such other location as the parties shall mutually agree (such date, the “Closing Date”). At the Closing, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company shall instruct its transfer agent to deliver to the Subscriber the Securities against payment of the Purchase Price as set forth in Section 1.5.

1.5. Deliveries.

(a) At the Closing, the Company shall deliver or cause to be delivered to the Subscriber the following:

(i) this Agreement duly executed by the Company;

(ii) a copy of the irrevocable instructions to the Company’s transfer agent (the instructing the transfer agent to deliver the Shares registered in the name of the Subscriber;

(iii) a Certificate in the name of Subscriber representing the Private Placement Warrants, duly executed by the Company and the Company’s warrant agent;

(iv) the Promissory Note, duly executed by the Company;

(v) the Letter Agreement (as defined in Section 2.3) between the Subscriber and the Company, duly executed by the Company; and

(b) On or prior to the Closing Date, the Subscriber shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by the Subscriber;

(ii) the Purchase Price by wire transfer to the account specified in writing by the Company; and

(iii) the Letter Agreement (as defined in Section 2.3) between the Subscriber and the Company, dated as of the date hereof, duly executed by the Subscriber;

(iv) an accredited investor questionnaire relating to the Subscriber’s status as an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, duly completed and executed by the Subscriber; and

(v) an Internal Revenue Service Form W-8 or Form W-9, as applicable.

2. Representations and Warranties of the Subscriber.

The Subscriber represents and warrants to the Company that:

2.1. Organization; Authority. The Subscriber is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the

Transaction Documents and performance by the Subscriber of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Subscriber. Each Transaction Document to which it is a party has been duly executed by the Subscriber, and when delivered by the Subscriber in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Subscriber, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.2. No Government Recommendation or Approval. Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company or the offering of the Securities, as contemplated by this Agreement.

2.3. Accredited Investor. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.4. Intent. Subscriber is purchasing the Securities solely for investment purposes, for such Subscriber’s own account (and/or for the account or benefit of its members or affiliates, as permitted, pursuant to the terms of an agreement (the “Letter Agreement”) to be entered into with respect to the Securities between the Subscriber and the Company), and not with a view to the distribution thereof and Subscriber has no present arrangement to sell the Securities to or through any person or entity except as may be permitted under the Letter Agreement. Subscriber shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act and the rules promulgated thereunder.

2.5. Restrictions on Transfer. Subscriber acknowledges and understands the Securities are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. Subscriber acknowledges and understands that the Securities are “restricted securities” and have not been registered under the Securities Act and, if in the future Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, Subscriber acknowledges and understands the Securities are subject to transfer restrictions as described in Section 8 hereof. Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, a Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, Subscriber agrees it will not resell the Securities (unless otherwise permitted pursuant to the Letter Agreement, as described in the Registration Statement). Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to Subscriber for the resale of the Securities until the one year anniversary following consummation of the initial Business Combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.6. Sophisticated Investor.

(i) Subscriber, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

(ii) Subscriber is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, the Securities are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Subscriber is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

2.7. Independent Investigation. Subscriber, in making the decision to purchase the Securities, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. The Subscriber acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto), as well as the Company’s public filings with the Securities and Exchange Commission and the Subscriber is familiar with the business, operations and financial condition of the Company and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and receive answers from, the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) has had full access to such other information concerning the Company as such Subscriber has requested. Subscriber confirms that all documents that it has requested have been made available and that the Subscriber has been supplied with all of the additional information concerning this investment which such Subscriber has requested that is necessary to make an informed investment decision with respect to the investment.

2.8. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Subscriber’s respective charter documents, (ii) any agreement or instrument to which Subscriber is a party or (iii) any law, statute, rule or regulation to which Subscriber is subject, or any agreement, order, judgment or decree to which Subscriber is subject. To the extent that any claim, proceeding, suit, or other action is brought against Subscriber in connection with moneys used to fund the Purchase Price, Subscriber shall, at the option and in the sole discretion of the Company (which option may be exercised by written notice to the Subscriber, such notice the “Clawback Notice”), surrender the Shares and Private Placement Warrants, without consideration, to the Company or its designated agent within three business days of receipt of a Clawback Notice from the Company.

2.9. No Legal Advice from Company. Subscriber acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with Subscriber’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Subscriber is relying solely on such review, counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.10. Reliance on Representations and Warranties. Subscriber understands the Securities are being offered and sold to Subscriber in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.11. No General Solicitation. Subscriber is not subscribing for the Securities as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in a registration statement with respect to Company’s initial public offering (the “IPO”) filed with the Securities and Exchange Commission (“SEC”).

2.12. Legend. Subscriber acknowledges and agrees the certificates evidencing each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4 hereof.

2.13.  Certain Transactions. Other than consummating the transactions contemplated hereunder, the Subscriber has not, nor has any person acting on behalf of or pursuant to any understanding with the Subscriber, directly or indirectly executed any purchases or sales, including short sales, of the securities of the Company during the period commencing as of the time that the Subscriber first received a term sheet (written or oral) from the Company or any other person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.

2.14 Confidentiality. Subscriber agrees that for two years from the date hereof, it will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor or make decisions with respect to its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 2.14 by the Subscriber), (b) is or has been independently developed or conceived by the Subscriber without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Subscriber by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that the Subscriber may disclose confidential information (i) to its representatives, including attorneys, accountants, consultants, and other professionals, to the extent reasonably necessary to obtain their services in connection with monitoring its investment in the Company; or (ii) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that the Subscriber promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. Subscriber acknowledges and agrees that the Company may seek equitable relief (including injunctive relief) against the Subscriber and its representatives to prevent the breach or threatened breach of this Section 2.14 and to secure its enforcement.

3. Representations, Warranties and Covenants of the Company.

The Company represents and warrants to, and agrees with, Subscribers that:

3.1. Valid Issuance of Capital Stock. The total number of shares of all classes of capital stock which the Company has authority to issue is 100,000,000 shares of Class A Common Stock, 10,000,000 shares of Class B Common Stock, $0.0001 par value per share (the “Class B Common Stock”), and 1,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date hereof, the Company has issued and outstanding 10,883,700 shares of Class A Common Stock, 2,501,250 shares of Class B Common Stock, and no shares of Preferred Stock. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2 Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and that certain warrant agreement entered into between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), and the Amended and Restated Certificate of Incorporation of the Company, as the case may be, the Shares and Private Placement Warrants will be valid and binding obligations on the Company, and the Shares will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Securities, the Shares and Warrant Shares shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, Subscriber will have or receive good title to the Shares and Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and pursuant to the Letter Agreement and (ii) transfer restrictions under federal and state securities laws. Upon delivery in accordance with the terms of the Private Placement Warrants, and the Warrant Shares, as the case may be, will be duly and validly issued, fully paid and nonassessable.

3.3. Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.4. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s certificate of incorporation or by-laws, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party or (iii) any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Shares, Private Placement Warrants, Warrant Shares, in accordance with the terms hereof.

4. Legends.

4.1. Legend. The Company will issue the Shares and Private Placement Warrants, and when issued, the Warrant Shares, purchased by the Subscriber in the name of the Subscriber. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PURSUANT TO A LETTER AGREEMENT BETWEEN THE HOLDER AND FINANCIAL STRATEGIES ACQUISITION CORP. AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP PURSUANT TO THE TERMS SET FORTH IN THE LETTER AGREEMENT.”

4.2. Subscriber’s Compliance. Nothing in this Section 4 shall affect in any way Subscriber’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3. Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities, if in the sole judgment of the Company, such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act and (ii) in compliance herewith and with the Letter Agreement.

5. Waiver of Liquidation Distributions.

In connection with the Securities purchased pursuant to this Agreement, Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the amounts in the Trust Account with respect to the Securities, whether (i) in connection with the exercise of redemption rights if the Company consummates the Business Combination, (ii) in connection with any tender offer conducted by the Company prior to a Business Combination, (iii) upon the Company’s redemption of shares of Common Stock sold in the Company’s IPO upon the Company’s failure to timely complete the Business Combination or (iv) in connection with a stockholder vote to approve an amendment to the Company’s second amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company does not timely complete the Business Combination or (B) with respect to any other provision relating to stockholders’ rights or pre-Business Combination activity. In the event a Subscriber purchases shares of Class A Common Stock in the open market, any shares so purchased shall be eligible to receive the redemption value of such shares of Class A Common Stock upon the same terms offered to all other purchasers of Class A Common Stock in the IPO in the event the Company fails to consummate the Business Combination.

6. Terms of the Private Placement Warrants. Each Private Placement Warrant shall have the terms set forth in the Warrant Agreement.

7. Voting Agreement. Subscriber agrees to vote the Shares in accordance with the terms of the Letter Agreement.

8. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

9. Assignment; Entire Agreement; Amendment.

9.1. Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by the Subscriber to a person agreeing to be bound by the terms hereof, including the waiver contained in Section 5 hereof.

9.2. Entire Agreement. This Agreement and the Letter Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

9.3. Amendment. Except as expressly provided in this Agreement and the Letter Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all of the parties hereto.

9.4. Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

10. Notices.

10.1 Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the party has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the party of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to such party.

11. Counterparts.

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

12. Survival; Severability.

12.1. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing Date.

12.2. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

13. Headings.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

FINANCIAL STRATEGIES ACQUISITION CORP.

By:	/s/ Timo Vainionpää
Name:	Timo Vainionpää
Title:	Interim Chief Executive Officer

SUBSCRIBER:

GREGORY A. GAYLOR, not in his individual capacity but solely as trustee of the William C Gaylor and Dorothy J Gaylor Rev. Trust

By:
/s/ Gregory A. Gaylor
	Name:	Gregory A. Gaylor
	Title:	Trustee

[Signature Page to Securities Purchase Agreement]